Exhibit 99.1

HYLIION HOLDINGS REPORTS SECOND-QUARTER 2025 FINANCIAL RESULTS

AUSTIN, Texas, August 12, 2025 – Hyliion Holdings Corp. (NYSE American: HYLN) (“Hyliion”), a developer of modular power plant technology, today reported financial results for the second quarter ended June 30, 2025, and provided key updates on the development and commercialization of the KARNO™ generator platform.

Key Business Highlights

•KARNO Power Module qualifies for 30% Investment Tax Credit (ITC) under the One Big Beautiful Bill Act (OBBBA), recognizing its role in advancing U.S. national energy security
•Production resumed with delivery of second U.S. Navy Early Adopter Unit and with two additional KARNO Power Modules nearing completion
•Successfully transitioned all linear electric motor (LEM) production in-house, improving throughput and supporting 2025 deployment targets
•Confirmed resolution of regen depowdering challenge and redesigned critical regen part to address performance
•Signed $1 billion MOU with Alkhorayef Industries as part of Saudi-U.S. commercial agreements, with initial deployment targeted for 2026 in Saudi Arabia
•Awarded Phase II SBIR contract for up to $1.5 million to advance multi-megawatt KARNO system development
•Reiterated delivery of ten Early Adopter Units in 2025, with commercialization shifting to 2026
•Recorded revenue of $1.5 million in the quarter for research and development services
•Ended Q2 with $185 million in cash and investments and expect year-end balance of approximately $155 million
•Adjusted 2025 revenue forecast to $5 to $10 million from $10 to $15 million due to expected product commercialization in 2026

Executive Commentary

“We are pleased that linear generators like the KARNO Power Module were recognized under the OBBBA as an emerging technology vital for advancing U.S. energy infrastructure growth,” said Thomas Healy, Founder and CEO of Hyliion. “The 30% investment tax credit will incentivize more rapid adoption of fuel-flexible, clean, and efficient KARNO generators by our customers.”

“During the past quarter, we addressed the significant issues that slowed deployments earlier in the year, including successfully transitioning LEM manufacturing to our Austin facility, confirming the effectiveness of a new depowdering process, and designing a new regen we believe will achieve our performance requirements. We also expect to see a near-term ramp up in the pace of Early Adopter unit deployments with our customers.”

Investment Tax Credit under OBBBA

Under the recently enacted OBBBA, energy projects incorporating Hyliion’s KARNO Power Module that begin construction in 2026 or later will qualify for a 30% ITC covering both the generator system and its associated supporting infrastructure. This tax incentive is intended to promote technologies like the KARNO system that advance national energy security objectives by delivering new sources of clean, efficient and resilient distributed power generation. The ITC

Exhibit 99.1
significantly enhances Hyliion’s ability to drive KARNO adoption across key sectors, including data centers and commercial and industrial power consumers. Customers can claim the ITC on linear generator installations for a period of ten years.

KARNO Commercial Updates

Hyliion has resumed producing KARNO systems including delivery of its second Early Adopter KARNO unit to the U.S. Navy. Both units are undergoing testing at the Company’s Cincinnati facility to validate operational capabilities to Navy specifications and to identify opportunities for design and system enhancements, consistent with Hyliion’s Early Adopter program objectives. Hyliion is also nearing completion of two additional KARNO Power Modules. The first of these units is designated for UL certification, a critical step in the path to commercialization, and the second is planned for delivery to a commercial customer following initial operation in Cincinnati.

In addition, Hyliion was awarded a Phase II Small Business Innovation Research contract valued at up to $1.5 million to advance its research and development work with the U.S. Navy for shipboard and stationary applications. This contract will focus on developing software to manage and synchronize Cores within a multi-megawatt KARNO system. The U.S. Air Force has also designated the KARNO Power Module as an “awardable technology”, recognizing its potential to provide power during fuel supply disruptions and positioning it as a viable solution for broader power applications across all branches of the U.S. military.

The Company also signed a strategic MOU with Alkhorayef Industries during the Saudi-U.S. Investment Forum, outlining a potential $1 billion opportunity to deploy KARNO Power Modules in Saudi Arabia. This MOU represents a significant step toward international deployment and includes plans to adapt the KARNO system to regional conditions such as high temperatures and elevated altitudes, and to operate on fuels such as LPG, ammonia and hydrogen. The MOU is non-binding and is subject to the execution of a definitive purchase agreement prior to deliveries.

KARNO Power Module Development

Hyliion has fully transitioned all LEM production in-house to resolve production and quality issues with a contract manufacturer that had been constraining Early Adopter deployments earlier in the year. LEM output is now ramping up to meet planned Early Adopter deployments in 2025, with additional capacity expansions underway to support higher volumes in 2026.

The Company achieved another key technical milestone by confirming the effectiveness of a new process to remove residual powder from complex printed parts. With this depowdering challenge resolved, Hyliion was able to redesign the regen component of the KARNO Core, moving to a more intricate mesh structure optimized for heat exchange inside the generator. The new design is expected to improve power output and efficiency to expected levels and has been successfully bench-tested in Hyliion’s flow lab. Regens are currently being printed for a complete KARNO Core to validate performance during full-power operation.

The Company continues to expect that all ten Early Adopter customer units will be deployed this year and anticipates that the commercial launch of the KARNO Power Module will extend into 2026, instead of late 2025 as previously planned.

Exhibit 99.1
Financial Highlights and Guidance

Hyliion reported second-quarter 2025 revenue of $1.5 million, generated from research and development services performed under the Company’s contract with the Office of Naval Research. Cost of sales was $1.4 million, resulting in a gross profit of $131 thousand for the quarter. No revenue was recorded in the second quarter of 2024.

Operating expenses totaled $15.8 million, compared to $14.0 million in the prior-year quarter. The increase was primarily driven by higher R&D expenses, which rose to $10.1 million, up from $8.3 million in the second quarter of 2024. This increase reflects expanded additive manufacturing activity and higher costs associated with ongoing development of KARNO Power Modules. SG&A expenses were $6.0 million, down from $6.3 million in the second quarter of 2024, due to lower facility and insurance costs. The net loss for the quarter was $13.4 million, compared to $10.9 million in the second quarter of 2024.

Year-to-date revenue was $2.0 million with gross profit of $143 thousand. No revenue or gross profit was recorded in the first half of 2024. Operating expenses were $35.5 million year-to-date, compared to $33.0 million in 2024. The increase was related to higher R&D expenses, partly offset by lower SG&A expenses and Powertrain Exit and Termination expenses compared to 2024. Net loss in the first half of 2025 was $30.7 million compared to $26.4 million in 2024.

Cash and investments at quarter-end totaled $185.3 million. Cash use in the second quarter was $13.5 million including $4.3 million for capital expenditures. The Company continues to expect full-year 2025 cash outlays of approximately $65 million. This increase reflects tariff-related cost impacts, R&D acceleration, and additional capital expenditures for expanding additive printing capacity.

Hyliion revised its 2025 revenue guidance to $5 to $10 million from $10 to $15 million to reflect expected commercialization of the KARNO product being delayed to 2026. The Company continues to forecast a 2025 year-end cash and investment balance of approximately $155 million and positive gross margins from R&D services. The Company also continues to target breakeven gross margins on a cash basis by the end of 2026, supported by increasing production volume and improved pricing and manufacturing costs.

About Hyliion

Hyliion is committed to creating innovative solutions that enable clean, flexible and affordable electricity production. The Company’s primary focus is to provide modular power plants that can operate on various fuel sources to future-proof against an ever-changing energy economy. Headquartered in Austin, Texas, and with research and development in Cincinnati, Ohio, Hyliion is initially targeting the commercial and waste management industries with locally deployable KARNO Power Module that can offer prime power as well as energy arbitrage opportunities. Beyond stationary power, Hyliion will address mobile applications such as vehicles and marine. The KARNO Power Module is a fuel-agnostic solution, enabled by additive manufacturing, that leverages a linear heat generator architecture. The Company aims to offer innovative, yet practical solutions that contribute positively to the environment in the energy economy. For further information, please visit www.hyliion.com.

Exhibit 99.1
Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Hyliion and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyliion expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release. Hyliion cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyliion. These risks include, but are not limited to, our status as an early stage company with a history of losses, and our expectation of incurring significant expenses and continuing losses for the foreseeable future; our ability to develop to develop key commercial relationships with suppliers and customers; our ability to retain the services of Thomas Healy, our Chief Executive Officer; the expected performance of the KARNO generator and system; the execution of the strategic shift from our powertrain business to our KARNO business; our ability to comply with governmental regulations related to defense spending and procurement; the suitability of our products for defense applications; and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Annual Report (See item 1A. Risk Factors) on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2025 for the year ended December 31, 2024 and in our subsequently filed Forms 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Hyliion’s operations and projections can be found in its filings with the SEC. Hyliion’s SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

Contacts

Hyliion Holdings Corp.
press@hyliion.com

Investor Relations
ir@hyliion.com

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues
Research and development services	$1,515	$—	$2,004	$—
Total revenues	1,515	—	2,004	—
Cost of revenues
Research and development services	1,384	—	1,861	—
Total cost of revenues	1,384	—	1,861	—
Gross profit	131	—	143	—
Operating expenses
Research and development	10,137	8,311	22,367	16,279
Selling, general and administrative	5,963	6,262	12,044	12,854
Exit and termination costs (benefits)	(346)	(556)	1,077	3,875
Total operating expenses	15,754	14,017	35,488	33,008
Loss from operations	(15,623)	(14,017)	(35,345)	(33,008)
Interest income	2,209	3,129	4,677	6,525
Gain on disposal of assets	—	—	—	3
Other income, net	—	32	—	32
Net loss	$(13,414)	$(10,856)	$(30,668)	$(26,448)

Net loss per share, basic and diluted	$(0.08)	$(0.06)	$(0.18)	$(0.15)

Weighted-average shares outstanding, basic and diluted	175,308,965	173,829,107	174,829,257	176,156,001

Exhibit 99.1
HYLIION HOLDINGS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	June 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$15,591	$9,227
Accounts receivable	1,192	1,923
Prepaid expenses and other current assets	4,784	6,401
Short-term investments	92,964	110,918
Assets held for sale	—	2,563
Total current assets	114,531	131,032

Property and equipment, net	32,563	25,920
Operating lease right-of-use assets	4,439	5,431
Other assets	932	1,079
Long-term investments	76,745	99,584
Total assets	$229,210	$263,046

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,689	$5,243
Current portion of operating lease liabilities	2,570	2,426
Accrued expenses and other current liabilities	5,000	6,622
Total current liabilities	10,259	14,291

Operating lease liabilities, net of current portion	3,040	4,366
Other liabilities	41	—
Total liabilities	13,340	18,657

Commitments and contingencies

Stockholders’ equity
Common stock, $0.0001 par value; 250,000,000 shares authorized; 186,046,206 and 184,428,472 shares issued at June 30, 2025 and December 31, 2024, respectively; 175,436,136 and 173,818,402 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	19	18
Additional paid-in capital	410,463	408,315
Treasury stock, at cost; 10,610,070 and 10,610,070 shares as of June 30, 2025 and December 31, 2024, respectively	(14,132)	(14,132)
Accumulated deficit	(180,480)	(149,812)
Total stockholders’ equity	215,870	244,389
Total liabilities and stockholders’ equity	$229,210	$263,046

Exhibit 99.1
HYLIION HOLDINGS CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollar amounts in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(30,668)	$(26,448)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,428	1,285
Amortization and accretion of investments, net	(992)	(1,839)
Noncash lease expense	992	849
Gain on disposal of assets, including assets held for sale	(585)	(1,078)
Share-based compensation	2,681	2,445
Carrying value adjustment to assets held for sale	1,590	5,564
Changes in operating assets and liabilities:
Accounts receivable	764	(333)
Prepaid expenses and other assets	1,920	(5,131)
Accounts payable	1,015	(3,239)
Accrued expenses and other liabilities	(1,962)	(4,427)
Operating lease liabilities	(1,182)	(1,044)
Net cash used in operating activities	(23,999)	(33,396)

Cash flows from investing activities
Purchase of property and equipment	(11,575)	(8,054)
Proceeds from sale of property and equipment	800	3,470
Receipt of security deposit	41	—
Purchase of investments	(18,397)	(32,623)
Proceeds from sale and maturity of investments	60,026	83,234
Net cash provided by investing activities	30,895	46,027

Cash flows from financing activities
Proceeds from exercise of common stock options	—	50
Taxes paid related to net share settlement of equity awards	(532)	(365)
Repurchase of treasury stock	—	(13,982)
Net cash used in financing activities	(532)	(14,297)

Net increase (decrease) in cash and cash equivalents and restricted cash	6,364	(1,666)
Cash and cash equivalents and restricted cash, beginning of period	9,892	21,464
Cash and cash equivalents and restricted cash, end of period	$16,256	$19,798